Exhibit 5.6

From :	Ong Kangxin	DID :	+65 6890 7188
ong.kangxin@agasia.law		Fax :	+65 6631 7965

Our reference	:	OKX/WONGZY/1026001109	13 February 2026
Your reference	:

Equinix Asia Financing Corporation Pte. Ltd.

79 Robinson Road

#22-01 CapitaSky

Singapore 068897

Dear Sirs

EQUINIX ASIA FINANCING CORPORATION PTE. LTD. (THE “COMPANY”) – POST-EFFECTIVE AMENDMENT NO. 3 TO THE REGISTRATION STATEMENT ON FORM S-3 OF EQUINIX, INC.

1.	We refer to the Post-Effective Amendment No. 3 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (Registration No. 333-275203) of Equinix, Inc (the “Parent”) filed with the United States Securities and Exchange Commission (the “SEC”) on 27 October 2023, as amended by the Post-Effective Amendment No. 1 on 18 March 2024 and the Post-Effective Amendment No. 2 on 10 November 2025 (and as amended by the Post-Effective Amendment, the “Registration Statement”) to be filed by, among others, the Company with the SEC on or about 13 February 2026, in connection with the offer and sale from time to time, in one or more offerings, on a delayed or continuous basis one or more series of debt securities of the Company (the “Debt Securities”) to be issued pursuant to an indenture to be entered into between (1) the Company, as issuer, (2) the Parent, as guarantor, and (3) U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), the form of which is included as Exhibit 4.8 to the Registration Statement (the “Base Indenture”), and one or more supplements thereto, in each case, establishing the terms of each such series (such Base Indenture, together with the applicable supplement(s) pertaining to the applicable series of Debt Securities, collectively, the “Indenture”), as contemplated by the Registration Statement.

This opinion is being rendered to you in connection with the filing of the Post-Effective Amendment.

2.	For the purpose of rendering this opinion, we have examined:-

(a)	a substantially finalised draft of the Post-Effective Amendment dated 13 February 2026;

Allen & Gledhill LLP

One Marina Boulevard #28-00 Singapore 018989

Tel: +65 6890 7188 | Fax: +65 6327 3800

allenandgledhill.com

Allen & Gledhill LLP (UEN/Registration No. T07LL0925F) is registered in Singapore under the Limited Liability Partnerships Act 2005 with limited liability. A list of the Partners and their professional qualifications may be inspected at the address specified above.

(b)	a copy of the Constitution of the Company in force as at the date of this opinion (the “Constitution”);

(c)	a copy of the Company’s Certificate Confirming Incorporation of Company issued by the Accounting and Corporate Regulatory Authority of Singapore on 7 January 2025 confirming that the Company is incorporated under the Companies Act 1967 of Singapore (the “Companies Act”);

(d)	a copy of the resolutions in writing passed by the Board of Directors of the Company on 11 February 2026 (the “Board Resolutions”); and

(e)	such other documents as we have considered necessary or desirable to examine in order that we may give this opinion.

Save as expressly provided in paragraph 4 of this legal opinion, we express no opinion whatsoever with respect to any document described in paragraph 2 herein.

3.	We have assumed for the purpose of rendering this opinion:

(a)	the genuineness of all signatures (including electronic signatures) on all documents and the completeness, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the completeness, and the conformity to original documents, of all copies or other specimen documents submitted to us and the authenticity of the originals of such latter documents;

(b)	that all representations and factual statements contained in the Registration Statement and all the documents listed in paragraph 2 are true and correct;

(c)	that each of the documents (including the Company’s Constitution and Certificate Confirming Incorporation of Company) submitted to us for examination is a true, complete and up-to-date copy and has not been modified, supplemented or superseded;

(d)	that (i) none of the parties to any of the Indenture or the Debt Securities nor any of their respective officers or employees has notice of any matter which would adversely affect the validity or regularity of the Board Resolutions and (ii) the Board Resolutions were passed in accordance with the procedures set out in the Constitution of the Company, have not been rescinded or modified and remain in full force and effect and that no other resolution or other action has been taken which may affect the validity or regularity of the Board Resolutions;

(e)	that all relevant documents have been provided to us by the officers of the Company for inspection for purposes of this opinion;

(f)	there are no provisions of the laws of any jurisdiction (other than the laws of the Republic of Singapore) which have been and will be contravened by the execution or delivery of the Indenture and/or the offering, issue, sale and delivery of the Debt Securities and that, insofar as any obligation expressed to be incurred or performed under the Indenture and to the extent relevant, the Debt Securities, falls to be performed in or is otherwise subject to the laws of any jurisdiction other than Singapore, its performance has been and will not be illegal by virtue of the laws of that jurisdiction and all such laws have been or will be complied with;

(g)	that the choice of the governing law of each of the Indenture and the Debt Securities have been and will be made in good faith and have been and will be regarded as a valid and binding selection which will be upheld in the United States federal or state courts, as a matter of the respective applicable laws governing each of the Indenture and Debt Securities, and all other relevant laws except the laws of Singapore;

(h)	that all consents, approvals, authorisations, licences, exemptions, or orders required from any governmental or other regulatory authority, body or agency outside Singapore and all other requirements outside Singapore for the legality, validity and enforceability of each of the Indenture and the Debt Securities and the offering, issue, sale or delivery of the Debt Securities have been (and have not been withdrawn) or will be duly obtained or fulfilled, and are and will remain in full force and effect and that any conditions to which they are subject have been (or will be) satisfied;

(i)	that all forms, returns, documents, instruments, exemptions or orders required to be lodged, filed, notified, advertised, recorded, registered or renewed with any governmental or other regulatory authority, body or agency outside Singapore, at any time prior to, on or subsequent to issue of the Debt Securities, for the legality, validity and enforceability of each of the Indenture and the Debt Securities and the offering, issue, sale and delivery of the Debt Securities, have been or will be duly lodged, filed, notified, advertised, recorded, registered or renewed and that any conditions in relation to such lodgement, filing, notification, advertisement, recording, registration or renewal have been (or will be) satisfied;

(j)	(where Section 309B of the Securities and Futures Act 2001 of Singapore, as modified and amended from time to time (the “SFA”), applies) that Section 309B of SFA has been and will be complied with in all respects;

(k)	that there are no agreements, documents, arrangements or transactions to which the Company is a party that may in any way prohibit or restrict the issue of the Debt Securities;

(l)	that there are no agreements, documents, arrangements or transactions to which each party to the Indenture and the Debt Securities has entered into that may in any way prohibit or restrict its right to enter into the Indenture or the Debt Securities (as the case may be) or perform its obligations under the Indenture or the Debt Securities (as the case may be);

(m)	that the Company is solvent at the relevant time of issuance of any of the Debt Securities;

(n)	that the issuance of each class or series of Debt Securities will be duly authorised by, and the definitive terms of each class or series of Debt Securities shall have been established in accordance with, resolutions duly passed by the Board (or any authorised committee thereof) or, if required, the shareholders of the Company;

(o)	that the Company will issue and deliver the Debt Securities in the manner contemplated by any applicable underwriting, purchase or similar agreement;

(p)	there shall be the absence of fraud, bad faith, undue influence, coercion or duress on the part of any party to the Indenture and the Debt Securities and its respective officers, employees, agents and advisers;

(q)	that each of the parties to the Indenture and the Debt Securities (if a corporation and other than the Company) is validly incorporated and existing under the laws of its place of incorporation;

(r)	with respect to any Debt Securities, that:

(i)	an Indenture relating to such Debt Securities shall have been duly authorised, executed and delivered on behalf of the Company;

(ii)	all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company, the Parent and the Trustee;

(iii)	such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

(iv)	such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and

(v)	such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(s)	(i) that the Indenture is within the capacity and powers of, and has been and will be duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company, (ii) that the Indenture and the Debt Securities have been and will constitute legal, valid, binding and enforceable obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iii) that the status of the Indenture and the Debt Securities as legally valid, binding and enforceable obligations of the parties will not be affected by any (A) breaches of, or defaults under, agreements or instruments, (B) violations of statutes, rules, regulations or court or governmental orders, or (C) failures to obtain required consents, approvals or authorisations from, or to make required registrations, declarations or filings with, governmental authorities;

(t)	that in exercising the respective powers of each party to the Indenture to enter into the Indenture and undertake and perform the obligations expressed to be undertaken and performed by it under the Indenture and (in the case of the Company) issue and deliver the Debt Securities and undertake and perform the obligations expressed to be undertaken and performed by it under the Debt Securities, each party (and in the case where the party is a corporation, the directors of such party) to the Indenture has been and will be acting in good faith and in furtherance of the respective substantive objects and for the legitimate purpose of each of the parties to the Indenture, and that the entry into the Indenture by each of the parties thereto and (in the case of the Company) the issue and delivery of the Debt Securities may reasonably be considered to have been in the interests, and for the commercial benefit, of each of the parties to the Indenture and the Company, respectively;

(u)	that each of the parties to the Indenture and the Debt Securities has not been and will not be engaging in misleading or unconscionable conduct or seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Indenture which might render any of the Indenture or the Debt Securities or any relevant transaction or associated activity illegal, void or voidable;

(v)	that all acts, conditions or things required to be fulfilled, performed or effected in connection with the Indenture and the Debt Securities under the laws of any jurisdiction (other than Singapore) has been and will be duly fulfilled, performed and complied with;

(w)	that valid consideration has been and will be furnished for the entry into of the Indenture and the Debt Securities;

(x)	that each of the Indenture and the Debt Securities has constituted and will constitute legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all relevant jurisdictions (other than Singapore);

(y)	that no consent, approval, authorisation or order of or qualification with any governmental or other regulatory authority, body or agency outside Singapore was and is required for the performance by each of the parties (other than the Company) to the Indenture and the Debt Securities of its respective obligations under the Indenture and the Debt Securities;

(z)	that the execution of the Indenture, the performance of the obligations under the Indenture, and the issue and the delivery of, and the performance of the obligations, where applicable, under the Debt Securities has been and will be in compliance with (i) applicable laws and regulations in Singapore and (ii) the provisions of the Constitution of the Company;

(aa)	that no foreign law is relevant to or affects the conclusions stated in this opinion, and none of the opinions expressed herein will be affected by the laws (including, without limitation, the public policy) of any jurisdiction outside Singapore, and insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been or will be complied with;

(bb)	that no Debt Securities will be offered in Singapore in connection with the Registration Statement;

(cc)	that the Indenture and the Debt Securities have the same meaning and effect under the laws of the State of New York as it would have if it were interpreted by the laws of Singapore by a court in Singapore;

(dd)	that apart from what appears in the Indenture and the Debt Securities, there are no dealings between the parties that affect the Indenture and the Debt Securities;

(ee)	that no director of the Company has an interest in the issue of the Debt Securities or the transactions contemplated by the Indenture or the Debt Securities;

(ff)	that the execution and delivery by each of the parties to the Indenture and the Debt Securities and the performance of their respective obligations under the Indenture and the Debt Securities, will not contravene any agreement or instrument binding upon them or their assets;

(gg)	that where a document has been submitted to us in draft form, it will be executed or become effective in the form of that draft;

(hh)	(i) that the information disclosed by the electronic searches made on 13 February 2026 (the “ACRA Searches”) of the electronic records of the Accounting and Corporate Regulatory Authority of Singapore (the “ACRA”) against the Company is true and complete, (ii) that such information has not since then been materially altered, and (iii) that such search did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the ACRA Searches; and

(ii)	(i) that the information disclosed by the searches of the Appeal Cases, Admiralty, Civil Cases, Enforcement and Insolvency (including Judicial Management) modules made on 13 February 2026 in respect of the years 2025 and 2026 on the Cause Book Search of the Singapore Judiciary’s Integrated Electronic Litigation System against the Company (the “Court Searches”) is true and complete, (ii) that such information has not since then been materially altered, and (iii) that the Court Searches did not fail to disclose any material information which has been delivered for filing but was not disclosed at the time of the Court Searches.

4.	The ACRA Searches and the Court Searches revealed no application for or order or resolution for the winding-up of the Company and no notice of appointment of a receiver or judicial manager for the Company. Notice of a winding-up order made or resolution passed or a receiver or judicial manager appointed may not be filed at the ACRA immediately.

5.	Based upon and subject to paragraphs 2 and 3, and subject to the qualifications set forth below and any matters not disclosed to us, we are of the opinion that:

(a)	the Company is a company duly incorporated and validly existing under the laws of Singapore; and

(b)	the Company has the corporate power and capacity to perform its obligations under the Debt Securities.

6.	The term “enforceable” as used above means that the obligations assumed or to be assumed by the Company under the Indenture and the Debt Securities are of a type which the courts of Singapore enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by prescription or lapse of time, bankruptcy, insolvency, liquidation, reorganisation, reconstruction or similar laws generally relating to or affecting creditors’ rights;

(b)	enforcement may be limited by general principles of equity – for example, equitable remedies may not be available where damages are considered to be an adequate remedy. Without limitation to the foregoing, as an example, the power of the courts of Singapore to grant equitable remedies such as injunction and specific performance is discretionary and accordingly a court of Singapore may make an award of compensation where an equitable remedy is sought;

(c)	claims may become barred under the Limitation Act 1959 of Singapore or may be or become subject to defences of set-off or counterclaim;

(d)	where any obligations of any person are to be performed or observed or are based on a matter arising in any jurisdiction outside Singapore or a person’s obligations are subject to the laws of a jurisdiction outside Singapore, such obligations may not be enforceable under the laws of Singapore to the extent that performance thereof would be illegal or contrary to public policy under the laws of such other jurisdiction; and

(e)	enforcement of obligations may be invalidated by reason of fraud.

7.	In addition, this opinion is subject to the following qualifications:

(a)	any provision in the Indenture or the Debt Securities which provides that certain calculations and/or certifications will be conclusive and binding (i) will not be effective if such calculations and/or certifications are fraudulent or contain any manifest errors, and (ii) will not necessarily prevent judicial enquiry into the merits of any claim by an aggrieved party;

(b)	any provision in the Indenture which provides, or which has the effect of providing, for the payment of an increased amount by reason of any default may not be enforceable in a court of Singapore if it is construed as a penalty;

(c)	provisions in the Indenture, if any, restricting competition or trade may not be enforceable as contrary to public policy in Singapore unless a court of Singapore considers that such provisions are reasonably necessary for the protection of a legitimate business interest;

(d)	any provision in any of the Indenture or the Debt Securities as to severability may not be binding under the laws of Singapore and the question of whether or not provisions which are illegal, invalid or unenforceable may be severed from other provisions in order to save such other provisions depends on the nature of the illegality, invalidity or unenforceability in question;

(e)	any term of an agreement may be amended orally by all the parties notwithstanding provisions to the contrary in any of the Indenture or the Debt Securities;

(f)	the rate of interest recoverable after judgment in the General Division of the High Court of Singapore is such interest as agreed between the parties or if there is no agreement on interest, simple interest at 5.33% p.a.;

(g)	a court of Singapore may refuse to give effect to clauses in any of the Indenture and the Debt Securities in respect of the costs of litigation brought before a court of Singapore or where the court has itself made an order for costs;

(h)	a court of Singapore may stay proceedings if concurrent proceedings are brought elsewhere and/or if there is another clearly more appropriate forum than Singapore;

(i)	if it is necessary to initiate any legal proceedings in Singapore by serving a writ outside the jurisdiction, the leave of court (as to which the court has a discretion) would have to be obtained;

(j)	the courts of Singapore are bound to follow judicial precedents laid down by the superior courts of Singapore, however, the Court of Appeal (which is the highest court in Singapore) has power to depart from such precedents where adherence will cause injustice in a particular case or constrain the development of law in conformity with the circumstances of Singapore;

(k)	we express no opinion regarding the right or ability of any party to recover against any other party for diminution in the value of equity securities held by such party;

(l)	where under the Indenture or, where applicable, any Debt Security, any person is vested with a discretion or may determine a matter in its opinion, that party may be required to exercise its discretion in good faith, reasonably and for a proper purpose, and to form its opinion in good faith and on reasonable grounds;

(m)	enforcement of any provision of the Indenture may be limited if a court in Singapore holds the relevant provision to have been frustrated by events happening after the execution of the Indenture;

(n)	a party to a contract may be able to avoid its obligations under that contract (and may have other remedies) where it has been induced to enter into that contract by a misrepresentation or other vitiating factors and the courts of Singapore will generally not enforce an obligation if there has been fraud;

(o)	any provision in the Indenture or, where applicable, any Debt Security which purports to excuse or protect any party against its own negligence or misconduct or which purports to apply notwithstanding the negligence or misconduct of any party, or excusing a party from a liability or duty otherwise owed, may be limited by law or may not be given effect by the courts of Singapore;

(p)	whilst a court of Singapore has power to give judgment in a currency other than Singapore dollars, if, subject to the terms of the contract, it is the currency which most truly expresses the plaintiff’s loss, it has the discretion to decline to do so;

(q)	it is uncertain whether the parties can agree in advance the governing law of claims connected with the contract but which are not claims on the contract, such as a claim in tort;

(r)	indemnity provisions in the Indenture and the Debt Securities may not be binding under the laws of Singapore to the extent that performance would be determined by the courts of Singapore to be illegal under the laws or contrary to public policy of Singapore;

(s)	we express no opinion on the legality or enforceability of the performance by the Company of any obligations of indemnification or contribution set forth in the Indenture;

(t)	to the extent that any matter is expressly to be determined by future agreement or negotiation, the relevant provision in the Indenture may be unenforceable or void for uncertainty;

(u)	any provision of the Indenture stating that a failure or delay, on the part of any party, in exercising any right or remedy under the Indenture shall not operate as a waiver of such right or remedy may not be effective where one party’s conduct or representations had led the other party to reasonably conclude that the party has agreed to waive his rights, notwithstanding this “no waiver” provision;

(v)	provisions in any of the Indenture or the Debt Securities relating to any additional interest or other sum imposed on any of the parties to the Indenture or the Debt Securities where it has defaulted in the performance of any of its obligations, may not be enforceable in a court of Singapore if they are construed as a penalty;

(w)	a court in Singapore will not be automatically bound to stay proceedings brought in its jurisdiction despite the existence of an exclusive jurisdiction provision in an agreement naming the foreign jurisdiction where the proceedings should be brought. The courts of Singapore have the discretion as to whether or not to grant an application for a stay notwithstanding such an exclusive jurisdiction clause;

(x)	it is possible that a court in Singapore would hold that any judgment (whether in Singapore or elsewhere) given in relation to the Indenture supersedes the specific provisions of the Indenture for all intents and purposes, with the effect that any obligations imposed upon each of the parties under the Indenture, which are expressed to apply both before and after judgment, might not be held to survive any judgment;

(y)	certain laws, directives, orders and other regulations (whether relating to United Nations sanctions or otherwise) have in the past been and may from time to time be enacted, passed or issued, the effect of which as a matter of the laws of Singapore might be to restrict the making of any payment and/or the performance of any other obligation under the Indenture;

(z)	under general principles of the laws of Singapore, except as may be provided under the Contracts (Rights of Third Parties) Act 2001 of Singapore, a person who is not a contracting party to an agreement is not entitled to the benefits of the agreement and may not enforce the agreement;

(aa)	we give no opinion on tax matters and in particular give no opinion on the tax consequences of any transaction contemplated by the Indenture or any related document;

(bb)	we express no opinion as to whether a provision that an appointment of an agent (including a process agent) is or shall be irrevocable, is legal, valid, binding or enforceable under the laws of Singapore;

(cc)	the enforcement in Singapore of the Indenture and the Debt Securities and of foreign judgments will be subject to the rules of civil procedure of Singapore; and

(dd)	this opinion is given on the basis that there has been no amendment to or termination or replacement of the documents, authorisations and approvals referred to in paragraph 2 of this opinion. This opinion is also given on the basis of the laws of Singapore in force as at the date of this opinion and we undertake no responsibility to notify you of any change in the laws of Singapore after the date of this opinion.

8.	As the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, we express no opinion or belief on and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Registration Statement and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we express no opinion or belief on, and assume no responsibility for, and have not independently verified the accuracy, completeness or fairness of the financial statements and schedules and other financial and statistical data included or incorporated in the Registration Statement, and we have not examined the accounting, financial or statistical records from which such financial statements, schedules and data are derived.

9.	We are not responsible for investigating or verifying the accuracy or completeness of any facts or information, including statements of foreign law, or the reasonableness of any assumptions or statements of opinion or intention contained in the Registration Statement, or any document described in paragraph 2. In addition, we are not responsible for investigating or verifying that no material facts have been omitted from the Registration Statement or any document described in paragraph 2.

10.	We express no opinion as to the validity, binding effect or enforceability of any provision in the Indenture or, where applicable, the Debt Securities by reference to a law other than that of Singapore, or as to the availability in Singapore of remedies which are available in other jurisdictions.

11.	This opinion relates only to the laws of general application of Singapore as published at the date hereof and as currently applied by the courts of Singapore, and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore. In respect of the Registration Statement, we have assumed due compliance with all matters concerning the laws of all other jurisdictions other than Singapore.

12.	With respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company.

13.	Our advice is strictly limited to matters stated in this opinion and is not to be construed as extending by implication to all the documents listed in paragraph 2 above, or to any other matter or document in connection with, or referred to, in such document.

14.	We consent to the use and filing of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement (including the reference to our name under the caption “Legal Matters”). In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended.

15.	This opinion is addressed to the Company solely for its own benefit. Save for the filing of this opinion with the SEC as an exhibit to the Registration Statement, it is not to be transmitted to, nor is it to be relied upon by, any other person or quoted or referred to in any public document or filed with any governmental agency or other person without our consent in writing. This opinion is not to be relied upon by, nor do we do not accept any liability to anyone other than the Company (even though you may have provided a copy to another person in accordance with the terms of this paragraph) without our express written consent.

Yours faithfully

/s/ Allen & Gledhill LLP

Allen & Gledhill LLP